UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
___________

FORM 8-K
___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2010

Commission File Number: 000-52430

CHINA ORGANIC AGRICULTURE, INC.

 (Exact name of small business issuer as specified in its charter)

Florida	20-3505071
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Dalian City, Zhongshan District, Youhao Road Manhattan Building #1, Suite # 1511 Dalian City, Liaoning Province, P.R. China
(Address of principal executive offices) (Zip Code)

(707) 709-2321
(Issuer's telephone number, including area code)

(Former name, former address and former fiscal year, If changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

(b)           New Independent Registered Public Accounting Firm

On July 5, 2010, China Organic Agriculture, Inc. (the “Registrant”) has engaged Li & Company, PC (“Li & Company”) as its new independent registered public accounting firm to review the Registrant’s consolidated financial statements as of and for quarterly period ending June 30, 2010 and September 30, 2010 and audit the Registrant’s consolidated financial statements as of and for the fiscal year ending December 31, 2010. The engagement of Li & Company was approved by the Registrant’s Board of Directors. During the two (2) most recent years ended December 31, 2009 and 2008, and any subsequent period through the date hereof prior to the engagement of Li & Company, neither the Registrant, nor someone on its behalf, has consulted Li & Company regarding:

(i)
the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s consolidated financial statements; or

(ii)	any matter that was either the subject of a disagreement as defined in paragraph 304(a)(1)(iv) of Regulation S-K or a reportable event as described in paragraph 304(a)(1)(v) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Organic Agriculture, Inc. (Registrant)

Date: July 7, 2010	/s/ Qian Qi
Qian Qi Chief Executive Officer